                                                                    EXHIBIT 99.1

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

                                              CHAPTER 11 CASE NO. 01-12974 (SMB)


                           TELIGENT, INC., ET AL.,(1)
                           --------------------------
                                     DEBTOR

                         MONTHLY OPERATING STATEMENT FOR
                      PERIOD JULY 1, 2001 TO JULY 31, 2001


DEBTOR'S ADDRESS
----------------
Teligent, Inc.
8065 Leesburg Pike, Suite 400
Vienna, Virginia 22182
                                          Period Disbursement: $31,146,989
                                                               -----------

DEBTOR'S ATTORNEY
-----------------
KIRKLAND & ELLIS
200 East Randolph Drive
Chicago, Illinois 60601

                                          Period Operating Loss: $(29,521,000)
                                                                 -------------


        The undersigned, having reviewed the attached report and being familiar with the Debtor's financial affairs, verifies under the penalty of perjury that the information contained therein is complete, accurate and trustful to the best of my knowledge. The Debtors have had numerous members of their senior management team, including the chief financial officer and the chief executive officer, recently depart. Accordingly, the information contained in this report is qualified in its entirety by the generally available information at the time of its preparation. The Debtors reserve the right to amend this report should they deem it necessary.

        The undersigned also verifies that, to the best of my knowledge, all insurance policies, including workers compensation and disability insurance, have been paid currently.


August 15, 2001                           By: /s/ Barbara A. Sweasy
                                              ---------------------
                                              Barbara A. Sweasy
                                              VP,Taxes

Indicate if this is an amended statement by checking here.
                                          Amended Statement____________

----------------
(1) The Debtors are the following entities: Teligent, Inc.; Teligent Services, Inc.; American Long Lines, Inc.; Association Communications, Inc.; Auctel, Inc.; BackLink, L.L.C.; Easton Telecom Services, Inc.; Executive Conference, Inc.; First Mark Communications, Inc.; InfiNet Telecommunications, Inc.; Jtel, L.L.C.; KatLink, L.L.C.; OMC Communications, Inc.; Quadrangle Investments, Inc.; Telecommunications Concepts, Inc.; Teligent Communications, L.L.C.; Teligent License Co. I L.L.C.; Teligent License Co. II, L.L.C.; Teligent of Virginia, Inc.; Teligent Professional Services, Inc.; and Teligent Telecommunications, L.L.C.

                     TELIGENT, INC. (DOMESTIC SUBSIDIARIES)
                             (DEBTOR-IN-POSSESSION)
                     CONDENSED CONSOLIDATED BALANCE SHEET
                            (UNAUDITED, IN THOUSANDS)


                                                                      JULY 31,
                                                                        2001
                                                                    -----------
ASSETS
Current assets:
    Cash and cash equivalents                                       $    87,069
    Short-term investments                                                  -
    Accounts receivable, net of allowance for doubtful
      account of $30,947                                                 44,734
    Prepaid expenses and other current assets                            13,568
    Restricted cash and investments                                       2,214
                                                                    -----------
      Total current assets                                              147,585

Property and equipment, net of accumulated depreciation
    of $197,308                                                         539,706

Intangible assets, net of accumulated amortization
    of $25,030                                                          136,997
Investments in and advances to international ventures
    and other assets                                                      2,827
Intercompany receivable                                                  56,250
                                                                    -----------
      Total assets                                                  $   883,365
                                                                    ===========

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
    Accounts payable                                                $    43,098
    Accrued expenses                                                     38,907
                                                                    -----------
      Total current liabilities                                          82,005

Long-term debt                                                              -
Other noncurrent liabilities                                              6,173
Liabilities subject to compromise                                     1,590,494

Series A preferred stock                                                538,953

Stockholders' deficit:
    Common stock                                                            637
    Additional paid-in capital                                          796,663
    Accumulated deficit                                              (2,131,561)
                                                                    -----------
      Total stockholders' deficit                                    (1,334,260)
                                                                    -----------

    Total liabilities and stockholders' deficit                     $   883,365
                                                                    ===========


           See notes to condensed consolidated financial statements.

                     TELIGENT, INC. (DOMESTIC SUBSIDIARIES)
                             (DEBTOR-IN-POSSESSION)
                CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
               (UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                      MONTH ENDED
                                                                     JULY 31, 2001
                                                                     -------------
REVENUES:
     Communications services                                           $ 14,708

COSTS AND EXPENSES:
     Cost of services                                                    22,509
     Sales, general and administrative                                   10,628
     Restructuring                                                          321
     Stock-based and other noncash compensation                              31
     Depreciation and amortization                                       10,740
                                                                       --------

        Total costs and expenses                                         44,229
                                                                       --------

     Loss from operations                                               (29,521)

Interest income                                                             398
Interest expense                                                           (101)
Other expense                                                            (1,696)
Reorganization items                                                    (43,195)
                                                                       --------

     Net loss                                                           (74,115)
Accrued preferred stock dividends and
     amortization of issuance costs                                         -
                                                                       --------
Net loss applicable to common stockholders                             $(74,115)
                                                                       ========

Basic and diluted net loss per common share                            $  (1.16)
                                                                       ========

Weighted average common shares outstanding                               63,701
                                                                       ========


           See notes to condensed consolidated financial statements.

                     TELIGENT, INC. (DOMESTIC SUBSIDIARIES)
                             (DEBTOR-IN-POSSESSION)
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (UNAUDITED, IN THOUSANDS)


                                                                            MONTH ENDED
                                                                           JULY 31, 2001
                                                                           -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                                     $ (74,115)
Adjustments to reconcile net loss to net cash used
   in operating activities:
     Depreciation and amortization                                              10,740
     Loss on sale and dispoal of assets due to Chapter 11 proceeding            47,754
     Accretion of senior discount notes and other amortization
     Stock-based and other noncash compensation                                     31
     Changes in current assets and current liabilities:
       Accounts receivable                                                      (1,409)
       Prepaid expenses and other current assets                                   (25)
       Accounts payable                                                         (1,270)
       Accrued expenses                                                         (2,486)
                                                                             ---------
       Net cash provided by (used in) operating activities                     (20,779)
                                                                             ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of property and equipment                                           (1,744)
   Proceeds from sale of assets due to Chapter 11 proceeding                     3,501
   Change in restricted cash                                                        (4)
                                                                             ---------
     Net cash used in investing activities                                       1,753
                                                                             ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from long-term debt                                                    -
                                                                             ---------
     Net cash provided by financing activities                                     -
                                                                             ---------
Net change in cash and cash equivalents                                        (19,026)
Cash and cash equivalents, beginning of period                                 106,095
                                                                             ---------
Cash and cash equivalents, end of period                                     $  87,069
                                                                             =========


           See notes to condensed consolidated financial statements.

                     TELIGENT, INC. (DOMESTIC SUBSIDIARIES)
                             (DEBTOR-IN-POSSESSION)
                            SUPPLEMENTAL INFORMATION
                            (UNAUDITED, IN THOUSANDS)



                                                -----------------
                                                  JULY 31, 2001
                                                -----------------
   a   Wages paid                                    $   7,006
   b   Payroll taxes withheld                            1,755
   c   Employer tax                                        485
   d   Gross Sales                                      14,708
   e   Sales and use taxes due                           1,681
   f   Property taxes                                      429
  g-a  Other taxes, fees -  Trust Fund                   2,088
  g-b  Other taxes, fees - non Trust Fund                1,653

                                 TELIGENT, INC.

         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. PETITION FOR RELIEF UNDER CHAPTER 11

        On May 21, 2001, the Company and all of its direct and indirect domestic subsidiaries filed voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York in order to facilitate the restructuring of the Company's long-term debt and other obligations. The 21 separate cases were procedurally (but not substantively) consolidated for joint administration. Each of the Company and the subsidiaries included in the filings will continue to operate their businesses as debtors in possession during the reorganization proceeding. The bankruptcy petitions were filed in order to preserve cash and to give the Company and its domestic subsidiaries the opportunity to restructure their debt. The Company's foreign subsidiaries were not part of the Chapter 11 filing.

        In conjunction with the filing of the petitions, the Company entered into an interim arrangement with its lenders to provide funds, subject to certain conditions, for near-term operations. The Bankruptcy Court approved the interim arrangement with the Company's lenders on May 21, 2001. A hearing on the interim arrangement was held on June 13, 2001, where the Court approved further interim financing from the Company's lenders and approved a streamlined process whereby further Court approvals will be unnecessary for additional interim funding. In addition, the Company is able to terminate unwanted leases and circuit contracts without prior court approval. While under the protection of Chapter 11, the Company may sell or otherwise dispose of assets and liquidate or settle liabilities for amounts other than those reflected in the consolidated financial statements. The financial statements do not include any adjustments that might be necessary as a result of the outcome of the uncertainties discussed herein, including the effects of any plan of reorganization or liquidation.

        Based on the aforementioned bankruptcy coupled with the violation of certain debt-covenants, the Company is in default on all of its indebtedness. The Company has classified all of its debt in the accompanying unaudited condensed consolidated balance sheet at July 31, 2001 as liabilities subject to compromise. In addition, as a result of these bankruptcy proceedings, substantially all of the liabilities, litigation and claims against the Debtors in existence at the petition date are stayed unless the stay is modified or lifted or payment is otherwise authorized by the Bankruptcy Court.

2. BASIS OF PRESENTATION

        The accompanying unaudited condensed consolidated financial statements include the results of Teligent, Inc. and all of its direct and indirect domestic subsidiaries for the month ended July 31, 2001. The Company's foreign subsidiaries are not part of the Chapter 11 filing and therefore are not included in these statements. These financial statements have been prepared on a going concern basis, which contemplates continuity of operations, realization of assets and liquidation of liabilities in the ordinary course of business. These statements include intercompany balances that would be eliminated, in accordance with generally accepted accounting principles, when the results of the Company are consolidated with all of its foreign subsidiaries.

3. SIGNIFICANT ACCOUNTING POLICIES

        The unaudited condensed consolidated financial statements have been prepared using the accounting policies disclosed in the related annual audited financial statements.

4. DEBT

   Total debt consists of the following (in thousands):

   11.5% Senior Notes due 2007.....................................   $  300,000
   11.5% Senior Discount Notes due 2008............................      361,802
   Credit Facility.................................................      800,000
   Other...........................................................           80
                                                                      ----------
   Total debt                                                         $1,461,882
                                                                      ==========

        The Company is in default on all of its indebtedness as a result of its failure to deliver definitive documentation with respect to financing within the time period required by the Amendment to the Credit Facility (described in detail below), and because of the bankruptcy filing. As a result of the bankruptcy filing, all of its outstanding debt has been classified as liabilities subject to compromise.

Senior Notes Offering

        In November 1997, the Company issued $300 million of 11 1/2% Senior Notes due 2007 (the "Senior Notes"). The Company used $93.9 million of the net proceeds of this offering to purchase a portfolio of Treasury securities which were classified as restricted cash and investments on the balance sheet, and were pledged as collateral for the payment of interest on the Senior Notes through December 1, 2000. Interest on the Senior Notes accrues at a rate of 11 1/2% per annum and is payable semi-annually in June and December.

        On or after December 1, 2002, the Notes will be redeemable at the option of the Company, in whole at any time or in part from time to time, at prices ranging from 100.00% to 105.75% (expressed in percentages of the principal amount thereof).

        Upon the occurrence of a change in control, as defined in the Senior Notes agreement, each holder of the Senior Notes will have the right to require the Company to repurchase all or any part of such holder's Senior Notes at a purchase price in cash equal to 101% of the principal amount.

  Senior Discount Notes Offering

        On February 20, 1998, the Company completed an offering (the "Discount Notes Offering") of $440 million 11 1/2% Senior Discount Notes due 2008 (the "Senior Discount Notes"). The Company received $243.1 million in net proceeds from the Discount Notes Offering, after deductions for offering expenses of $7.6 million. Under a 1998 exchange offer, all outstanding Senior Discount Notes were exchanged for 11 1/2% Series B Discount Notes due 2008 (the "New Discount Notes") which have been registered under the Securities Act of 1933, as amended. The New Discount Notes are identical in all material respects to the Senior Discount Notes.

        On or after March 1, 2003, the New Discount Notes will be redeemable at the option of the Company on terms similar to those of the Senior Notes. In addition, the New Discount Notes contain change in control repurchase commitments similar to the Senior Notes.

  Credit Facility

        On July 2, 1998, the Company entered into a credit agreement, as subsequently amended, (the "Bank Credit Agreement") with certain lenders, providing for credit facilities up to an aggregate of $800 million (the "Credit Facility"). Availability of funds under the Credit Facility were subject to certain conditions as defined in the Bank Credit Agreement, all of which were met prior to the draw down of the entire facility in January 2001. Substantially all of the Company's assets secure the obligations under the Bank Credit Agreement.

        The Credit Facility is structured into three separate tranches consisting of a term loan facility, a delayed draw term loan facility and a revolving credit facility, each of which has a final maturity of eight years. Interest accrues on $575.0 million of outstanding borrowings based on a floating rate tied to the prevailing LIBOR rate and adjusts based on the attainment of certain key revenue and leverage benchmarks. The remaining $214.7 million accrued interest at a fixed rate of 11.125% per annum. The Company incurred commitment and other fees in connection with obtaining the Credit Facility totaling $19.9 million, which is being amortized over eight years. The Credit Facility contains certain financial and other covenants that restrict, among other things, the Company's ability to (a) incur or create additional debt, (b) enter into mergers or consolidations, (c) dispose of a significant amount of assets, (d) pay cash dividends, or (e) change the nature of its business. The amounts outstanding under the Credit Facility are subject to mandatory prepayments in certain circumstances.

        The Company executed an Amendment and Consent (the "Amendment") to the Bank Credit Agreement subsequent to December 31, 2000. Pursuant to the Amendment, the interest rates applicable to borrowings under the Credit Facility were increased. The Amendment also increased the maximum aggregate principal amount under the optional term loan tranche of the Credit Facility from $400 million to $600 million, of which $350 million can be utilized as vendor loans. The optional term loan tranche is not a binding commitment of the lenders, rather it provides a vehicle for any of the lenders to loan the Company additional funds under the Credit Facility.

        The Amendment also changed several of the covenants applicable to the Company. The Company received a waiver for default of the fixed charge coverage ratio for the period ending December 31, 2000 from the lenders as part of the Amendment, and the test was eliminated for the first quarter of 2001. The Company was in compliance with all other debt covenants of the Credit Facility as of December 31, 2000. The Amendment also requires the Company to maintain substantially all of its cash and cash equivalents in a collateral and securities account with a lender bank and the remainder of its funds in a separate operating account. The Amendment also contains a waiver that permitted the explanatory paragraph included in the Company's auditor's opinion for the year ended December 31, 2000.

        As part of the Amendment, the Company was required to deliver definitive documentation with respect to vendor financing (in an aggregate amount of at least $250 million) and convertible notes (in an aggregate amount of at least $100 million), no later than April 30, 2001, which requirement was subsequently waived to May 21, 2001. The Company was not successful in securing the additional financing and on May 21, 2001 the Company filed voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code.

5. EMPLOYEE BENEFIT PLANS

        Employees of the Company may participate in a 401(k) retirement plan in which eligible employees may elect to contribute, on a tax-deferred basis, up to 15% of their compensation, not to exceed annual maximums as defined in the Internal Revenue Code. The Company matches one-half of a participant's contribution up to 6% of the participant's compensation, vesting over 4 years. The Company's contributions to the plan were $2.8 million, $1.7 million and $0.9 million for 2000, 1999 and 1998, respectively.

        Effective July 1, 1999, the Company adopted the Employee Stock Purchase Plan ("ESPP"). Under the ESPP, the Company authorized the issuance of 300,000 shares of Class A Common Stock, which allowed eligible employees to purchase such shares at 85% of the fair value of the Class A Common Stock. As of January 2001, the Company had issued all such shares available under the ESPP. No additional shares will be distributed under the ESPP until more shares of Class A Common Stock are authorized for distribution under the ESPP.

6. RESTRUCTURING RESERVE

        On November 8, 2000, the Company announced a plan to restructure its operations in order to focus future business growth on the Company's fixed wireless networks. This restructuring included a workforce reduction of 600 employees associated with efforts to realign the sales, operations and real estate organizations. As a result of this work force reduction and organizational realignment, the Company recorded a $14.5 million restructuring charge in the quarter ending December 31, 2000. The charge consisted of $6.8 million for severance and other compensation, $5.8 for net costs relating to lease terminations, and other costs of $1.9 million. On February 15, 2001, the Company announced an additional workforce reduction, terminating 172 employees company-wide and recording an additional $600,000 to the restructuring reserve. As of July 31, 2001, the reserve balance totaled $6.4 million, consisting of personnel-related costs, primarily related to severance totaling $0.9 million, office closures totaling $4.0 million and other costs of $1.5 million.

7. REORGANIZATION CHARGES

        Reorganization costs totaling approximately $48.7 million have been booked as of July 31, 2001, consisting of professional fees of $7.5 million related to the bankruptcy filings, $27.6 million related to the write off of deferred debt financing costs, $6.2 million for loss on the write-off of goodwill due to office closings and $7.4 for the loss on the sale of a subsidiary.

8. ASSET IMPAIRMENT

        Due to the bankruptcy filing, the Company is considering if an impairment of assets has occurred under Statement of Financial Accounting Standards number 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS 121"). As the Company is currently undergoing reorganization, there is not currently a definitive business plan in place with which to determine if an impairment has occurred or, if an impairment has occurred, the amount of such impairment. As a result, the Company has not reduced the carrying values of its assets in the accompanying unaudited condensed, consolidated financial statements. If it is determined that an impairment has occurred, the Company believes that it will have a material effect on that period's condensed consolidated financial statements.

TELIGENT, INC., et al.,
Case No. 01-12974 (SMB)
Disbursements by debtors from July 1, 2001 to July 31, 2001

                                                                                             Quarterly Trust Fee for
CASE NO.        TAX ID NO.      DEBTOR NAME                                   Amount              Current Month
--------        ----------      -----------                               ------------------------------------------
01-12974        54-1866562      Teligent, Inc.                            $         -             $          250
01-12975        51-0390077      Teligent Services Inc.                       26,201,551                   10,000
01-13002        54-2006694      Teligent Professional Services, Inc.                -                        250
01-12981        54-2009508      Executive Conference, Inc.                    1,129,497                    5,000
01-12991        54-1993057      Quadrangle Investments, Inc.                        -                        250
01-12985        31-1066400      InfiNet Telecommunications, Inc.                 33,500                      500
01-12979        54-1941227      Backlink, L.L.C.                                    -                        250
01-12976        23-2430439      American Long Lines, Inc.                     2,473,573                    7,500
01-12978        54-1878787      Auctel, Inc.                                        -                        250
01-13003        54-1942622      Teligent Telecommunications, L.L.C.                 -                        250
01-12980        34-1713206      Easton Telecom Services, Inc.                   436,110                    3,750
01-12994        54-1942632      Teligent Communications, L.L.C.                     -                        250
01-13004        54-1891303      Teligent of Virginia, Inc.                          -                        250
01-12990        52-1731424      OMC Communications, Inc.                        189,069                    1,250
01-12977        91-1576088      Association Communications, Inc.                 21,841                      500
01-12986        54-1960620      Jtel, L.L.C.                                        -                        250
01-12989        54-1960861      KatLink, L.L.C.                                     -                        250
01-12993        54-1146458      Telecommunications Concepts, Inc.               661,847                    3,750
01-12983        13-3617289      FirstMark Communications, Inc.                      -                        250
01-12997        52-2056185      Teligent License Co. I, L.L.C.                      -                        250
01-12999        52-2056187      Teligent License Co. II, L.L.C.                     -                        250
                                                                          -----------------------------------------
                                                                          $  31,146,989           $       33,500
                                                                          =========================================

*Payroll disbursement recorded through Teligent Services, Inc.

                                                                                  (0.00)

QUARTERLY BANKRUPTCY FILING FEES
--------------------------------
The fee shall payable on the last day of the calendar month following the calendar quarter.

        Disbursement                                Fee
-------------------------------------------------------------
                Less than               14,999  $       250
                   15,000               74,999  $       500
                   75,000              149,999  $       750
                  150,000              224,999  $     1,250
                  225,000              299,999  $     1,500
                  300,000              999,999  $     3,750
                1,000,000            1,999,999  $     5,000
                2,000,000            2,999,999  $     7,500
                3,000,000            4,999,999  $     8,000
                5,000,000            and above  $    10,000